Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-216614, 333-204311, 333-188939, 333-179544, 333-168745, 333-167000, and 333-136088) and Form S-3 (No. 333-164619 and 333-197871) of Synchronoss Technologies, Inc. of our report dated March 17, 2017 relating to the financial statements of Intralinks Holdings, Inc., which appears in this Current Report on Form 8-K/A of Synchronoss Technologies, Inc.

/s/ PricewaterhouseCoopers LLP
New York, NY
April 6, 2017